SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential,  for  Use  of the  Commission  Only   (as  permitted  by Rule
     14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Matrix Pharmaceutical, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________________


     (2)  Aggregate number of securities to which transactions applies:
          ______________________________________________________________________


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________


     (4)  Proposed  maximum aggregate value of  transaction:
          ______________________________________________________________________


     (5)  Total fee paid:
          ______________________________________________________________________


[ ]  Fee paid previously with preliminary materials:
     ___________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

     (3)  Filing Party:
          ______________________________________________________________________

     (4)  Date Filed:
          ______________________________________________________________________

                           MATRIX PHARMACEUTICAL, INC.
                               34700 Campus Drive
                            Fremont, California 94555

                                  April 6, 2001

Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Matrix Pharmaceutical, Inc. (the "Company"), which will be held at 10:00 A.M. on May 8, 2001, at the Company's headquarters, 34700 Campus Drive, Fremont, California 94555.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

     (1)  to elect six directors to serve as the Company's Board of Directors;

     (2) to approve an amendment to the Company's 1988 Restricted Stock Plan (the "Plan") to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 1,050,000 shares;

     (3) to approve an amendment to the Company's 1991 Directors Stock Option Plan (the "Directors Plan") to increase the maximum number of shares of Common Stock authorized for issuance under the Directors Plan by an additional 200,000 shares;

     (4) to approve the amendment of the Company's Amended and Restated Certificate of Incorporation:

          (A) to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office and to require the approval of stockholders holding at least two-thirds of the voting power of the Company to remove a director for cause;

          (B) to require that all stockholder action be taken at a stockholders' meeting and to provide that stockholders' meetings may be called only by the Chairman of the Board, the Chief Executive Officer, the President of the Company or a majority of the Board of Directors;

          (C) to require a two-thirds vote of the Board of Directors or the approval of stockholders holding at least two-thirds of the voting power of the Company in order to amend or repeal the Bylaws of the Company, and

          (D) to require the approval of stockholders holding at least two-thirds of the voting power of the Company in order to amend or repeal certain provisions of the Amended and Restated Certificate of Incorporation;

     (5) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001; and

     (6) to transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

     After  careful   consideration,   the  Company's  Board  of  Directors  has
unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return by no later than April 23, 2001, the enclosed proxy card in the accompanying reply envelope. Stockholders may elect to vote their proxy online via the internet or by telephone. If you attend the Annual Meeting and vote by ballot, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

     A  copy  of  the  Matrix   Pharmaceutical,   Inc.  2000  Annual  Report  to
Stockholders is also enclosed. We look forward to seeing you at the Annual Meeting.

                                Sincerely,

                                Michael D. Casey
                                Chairman, President and Chief Executive Officer
================================================================================
                                IMPORTANT:

Please mark, date, sign and return the enclosed proxy promptly in the accompanying postage-paid return envelope so that, if you are unable to attend the Annual Meeting, your shares may be voted.
================================================================================

                           MATRIX PHARMACEUTICAL, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  April 6, 2001

TO THE STOCKHOLDERS OF MATRIX PHARMACEUTICAL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), will be held at 10:00 A.M. local time on Tuesday, May 8, 2001, at the Company's headquarters, at 34700 Campus Drive, Fremont, California 94555, for the following purposes:

     1.   To elect six directors to serve as the Company's Board of Directors.

     2. To approve an amendment to the Company's 1988 Restricted Stock Plan (the "Plan") to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 1,050,000 shares.

     3. To approve an amendment to the Company's 1991 Directors Stock Option Plan (the "Directors Plan") to increase the maximum number of shares of Common Stock authorized for issuance under the Directors Plan by an additional 200,000 shares.

     4. To approve the amendment of the Company's Amended and Restated Certificate of Incorporation:

          (A) to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office and to require the approval of stockholders holding at least two-thirds of the voting power of the Company to remove a director for cause;

          (B) to require that all stockholder action be taken at a stockholders' meeting and to provide that stockholders' meetings may be called only by the Chairman of the Board, the Chief Executive Officer, the President of the corporation or a majority of the Board of Directors;

          (C) to require a two-thirds vote of the Board of Directors or the approval of stockholders holding at least two-thirds of the voting power of the Company in order to amend or repeal the Bylaws of the Company, and

          (D) to require the approval of stockholders holding at least two-thirds of the voting power of the Company in order to amend or repeal certain provisions of the Amended and Restated Certificate of Incorporation.

     5. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

     6. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on March 20, 2001 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices for a period of ten days prior to the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. Alternatively, you may vote electronically over the internet or by telephone. If you elect to vote online or by telephone please refer to the instructions on the proxy card. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted.

     The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                Sincerely,

                                David W. Pritchard
                                Secretary
Fremont, California

April 6, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ELECT TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, DO NOT RETURN THE PROXY CARD.

                           MATRIX PHARMACEUTICAL, INC.
                               34700 Campus Drive
                            Fremont, California 94555
                         _______________________________

                                 PROXY STATEMENT
                         _______________________________

                     For the Annual Meeting of Stockholders
                            To Be Held on May 8, 2001

                      GENERAL INFORMATION FOR STOCKHOLDERS


     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M. on May 8, 2001 at the Company's headquarters, 34700 Campus Drive, Fremont, California 94555, and at any adjournment thereof.

     This Proxy Statement, and the accompanying form of Proxy, was first mailed to the stockholders entitled to vote at the Annual Meeting on or about April 6, 2001.

Record Date And Voting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. Stockholders of record at the close of business on March 20, 2001 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, there were 26,122,196 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote, held by 303 stockholders of record. No shares of the Company's preferred stock are outstanding.

     Stockholders may not cumulate votes in the election of directors. Directors will be elected by a plurality vote. Proposals Four (A), (B), (C), and (D) will be decided by the affirmative vote of a majority of the outstanding shares of the Company. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matters. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the election of the six directors nominated by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted IN FAVOR OF the approval of Proposals Two, Three, Four (A), (B), (C), and (D) and Five described in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum (at least 50% of the voting stock) for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved and will have the same effect as negative votes with respect to Proposals Four (A), (B), (C) and (D).

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Carol Rossignol in Investor Relations in writing at 34700 Campus

Drive, Fremont, California 94555 or by telephone at (510) 742-9900. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by April 20, 2001.

Voting Electronically via the Internet or by Telephone

     Stockholders may vote via the Internet or by telephone. Specific instructions to be followed by any stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Revocability of Proxies

     Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to exercise by filing with the Secretary of the Company at its principal executive offices at 34700 Campus Drive, Fremont, California 94555, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for certain directors, officers, other employees or agents of the Company to solicit proxies by telephone, facsimile or other means or in person. No additional compensation will be paid to such individuals for any such services. The Company has retained Corporate Investor Communications, Inc. (CIC) to assist in the solicitation of proxies at a cost to the Company of approximately $20,000.

                                    IMPORTANT

     Please mark, date, sign and return the enclosed Proxy in the accompanying postage-prepaid, return envelope or vote electronically by the Internet or by telephone no later than April 20, 2001 so that if you are unable to attend the Annual Meeting, your shares may be voted.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 (the "Annual Report") has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Company will mail without charge, upon written request, a copy of Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "Form 10-K") with schedules and list of exhibits.
Requests should be sent to Investor Relations, Matrix Pharmaceutical, Inc., 34700 Campus Drive, Fremont, California 94555. Neither the Annual Report nor the Form 10-K is incorporated into this Proxy Statement, and neither is considered proxy-soliciting material.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                      PROPOSAL ONE -- ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting. If the proposed amendment to the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") relating to the classification of the Board of Directors is approved by the stockholders, two directors will be elected as Class I, two directors will be elected as Class II, and two directors will be elected as Class III. See Proposal Four (A) - Approval of Classified Board of Directors. Such directors will serve for the terms indicated below:

          Name                        Class        Term
          --------------------------- ------------ -----------------------

          Michael D. Casey            Class I      (Term expiring in 2002)
          Julius L. Pericola          Class I      (Term expiring in 2002)

          Marvin E. Jaffe, M.D.       Class II     (Term expiring in 2003)
          Bradley G. Lorimier         Class II     (Term expiring in 2003)

          Eric K. Brandt              Class III    (Term expiring in 2004)
          Stephen B. Howell, M.D.     Class III    (Term expiring in 2004)

     If Proposal Four (A) is not adopted, all six directors will be elected for a term of one year. Directors hold office until the Annual Meeting in the year in which their term expires and until their successors have been elected and qualified.

     The Company's Bylaws provide for a Board of Directors consisting of between five and nine members. The authorized number of directors is currently set at seven. The Board of Directors has fixed the number of directors effective as of the Annual Meeting at six. Shares represented by the enclosed proxy cannot be voted for a greater number of persons than the number of nominees named. The Board has selected six nominees, all of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named below. The six candidates receiving the highest number of affirmative votes of all the shares entitled to vote at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the current Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

     The Board recommends that stockholders vote IN FAVOR OF the election of each of the following nominees to serve as directors of the Company until their applicable term expires and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Information with Respect to Nominees

     Set forth below is information regarding the nominees, all of whom are current directors of the Company:

Name                                     Position(s) with the Company                          Age    Director Since
- ------------------------------------     -----------------------------------------------       ---    --------------
Eric K. Brandt......................     Director                                              38          2000

Michael D. Casey....................     Chairman, President and Chief Executive Officer       55          1997

Stephen B. Howell, M.D..............     Director                                              56          2000

Marvin E. Jaffe, M.D................     Director                                              64          1997

Bradley G. Lorimier.................     Director                                              55          1997

Julius L. Pericola..................     Director                                              72          1993

Business Experience of Nominees

     Mr. Brandt has been a director of the Company since December 2000. He is Chief Financial Officer and Corporate Vice President of Allergan, Inc., a technology-driven, global health care company, providing eye care and specialty pharmaceutical products worldwide. Before joining Allergan in 1999, he was a Vice President/Partner with the Boston Consulting Group (BCG) and a senior member of BCG's health care practice, with ten years of high-level consulting to top pharmaceutical, managed care and medical device companies. His professional practice included advising clients in corporate finance, marketing strategy, deal valuation, corporate development, business economics and operating performance.

     Mr. Casey was appointed to the position of Chairman of the Board in February 1999 and has served as President, Chief Executive Officer and a director of the Company since September 1997. From November 1995 to December 1996, Mr. Casey was Executive Vice President of Schein Pharmaceutical, Inc., a generic and ethical pharmaceutical company, and in December 1996, he was appointed President of the retail and specialty products division of Schein Pharmaceutical, Inc. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc., a biopharmaceutical company. Mr. Casey was President of McNeil Pharmaceutical, a unit of Johnson & Johnson, from 1989 to June 1993 and Vice President, Sales and Marketing for the Ortho Pharmaceutical Corp. ("Ortho") subsidiary of Johnson & Johnson from 1985 to 1989. Previously, he held a number of sales and marketing positions with Ortho and is currently a director of Cholestech Corporation.

     Dr. Howell has been a director of the Company since February 2000. Dr. Howell is a board-certified medical oncologist and Professor of Medicine at the University of California San Diego (UCSD). He has been director of the Cancer Pharmacology Program of the UCSD Cancer Center since 1977 and also directs the Clayton Foundation Drug Resistance Laboratory. Dr. Howell was a founder and Senior Vice President, Medical Affairs at DepoTech Corporation from 1987 to 1995. He has served on the board of directors of DepoTech Corporation and Beacon Laboratories and is currently a director of Access Pharmaceuticals, Inc.

     Dr. Jaffe has been a director of the Company since December 1997. He was President of the R.W. Johnson Pharmaceutical Research Institute from its founding in 1988 until his retirement in April 1994. From 1970 to 1988, Dr. Jaffe held a number of medical management positions at Merck Sharp & Dohme Research Laboratories, including Vice President, Clinical Research from 1978 to 1987, and Senior Vice President, Medical Affairs, from 1987 to 1988. He is a board-certified neurologist and a Clinical Associate Professor of Neurology at Jefferson Medical College of Thomas Jefferson University. He is also a director of Allos Therapeutics, Inc., Celltech Group plc, Immunomedics, Inc., Titan Pharmaceuticals, Inc., and Vernalis Group, plc (formerly, Vanguard Medica, plc).

     Mr. Lorimier has been a director of the Company since December 1997. He served as Senior Vice President, Business Development and a director of Human Genome Sciences, Inc. from March 1994 to July 1997. Previously, he was Vice President, Corporate Development, at Ortho-McNeil Pharmaceutical Corp., a
subsidiary of Johnson & Johnson, from 1991 to March 1994, Vice President, Licensing (Pharmaceuticals) of Johnson & Johnson from 1986 to 1991, and Vice President, Licensing at Sterling Drug Inc. from 1984 to 1986. Prior to 1984, he held licensing, business planning and marketing positions at Revlon Health Care Group, Armour Pharmaceutical and Bristol Laboratories. He is also a Director of Invitrogen Corporation and several private biotechnology and biomedical companies.

     Mr. Pericola has been a director of the Company since January 1993. He worked for 40 years with Bristol- Myers Squibb Co., most recently as Executive Vice President of Bristol-Myers International Group from 1985 until his retirement as an officer in July 1990. Mr. Pericola also served as Corporate Senior Vice President of Bristol-Myers Squibb Company from 1981 to 1990, and as President of the Bristol Laboratories Company from 1975 to 1984. Mr. Pericola was a director of Fujisawa U.S.A., Inc. from November 1992 until July 1998 and also served as a Director of American General Life Insurance Company of New York from 1977 until 1990. He also served as a trustee of Syracuse Research Corporation from October 1976 until October 2000. He is currently a trustee of Syracuse University.

Number of Directors and Relationships

     The Company's Bylaws authorize the Board to appoint the number of directors serving on the Board, provided that such number shall not be less than five nor more than nine. The number of directors is currently set at seven, but will be reduced as of the Annual Meeting to six. All directors hold office until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal. Officers are appointed to serve at the discretion of the Board.

     There are no family relationships among executive officers or directors of the Company.

Board Meetings and Committees

     The Board held six meetings during the fiscal year ended December 31, 2000. The Board has an Audit Committee and a Compensation Committee, but does not have a standing Nominating Committee. Except for Mr. Brandt who was appointed in December 2000, each director attended or participated in at least 75% of (i) the aggregate number of meetings of the Board and (ii) the total number of meetings held by all the Board committees on which such director served during the 2000 fiscal year.

     The Company has a standing Audit Committee. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. During the fiscal year ended December 31, 2000, the Committee consisted of three directors, Messrs. Jaffe, Lorimier and Pericola. The Committee held two meetings during the fiscal year ended December 31, 2000, at which all members were in attendance. Additional information regarding the Audit Committee is set forth in the "Report of the Audit Committee," included in this annual proxy statement.

     The Compensation Committee reviews and approves the Company's general compensation policies, sets compensation levels for the Company's executive officers and administers the Company's 1988 Restricted Stock Plan and other employee (and officer) benefit programs. During the fiscal year ended December 31, 2000, the Compensation Committee consisted of three directors, Messrs. Jaffe, Lorimier and Pericola. The Compensation Committee met five times during the fiscal year ended December 31, 2000, at which all three members were in attendance for four meetings and two members were present for one meeting.

Director Compensation

     Each non-employee Board member is paid $2,000 per Board meeting attended, and also is reimbursed for expenses in connection with attendance at Board and committee meetings. Additionally, fees related to consultation agreements between the Company and each of directors Jaffe and Lorimier provides for the payment of $2,500 per full day, $1,250 per half day or $300 per hour for consulting advice and the payment of $1,000 per day for travel time. Fees related to a consultation agreement between the Company and director Howell provides for the payment of $2,500 per full day for consulting services plus reimbursement of reasonable travel related expenses. In addition, Dr. Howell received a stock award of 10,000 shares of the Company's Common Stock in 1999 at no cost with vesting of 3,333 shares on December 31, 2000, 3,333 shares on December 21, 2001 and 3,334 shares on December 21, 2002 as long as he is still providing consulting services. During the fiscal year ended December 31, 2000 consulting fees and related expenses for directors Howell, Jaffe and Lorimier were $22,640, $4,750 and $6,250, respectively.

     Under the Company's 1991 Directors Stock Option Plan (the "Directors Plan"), as amended on May 9, 2000, each non-employee Board member received an automatic option grant for 20,000 shares of Common Stock on the date of his initial election or appointment to the Board. In addition, on the date of each Annual Stockholders' Meeting, each individual re-elected as a non-employee Board member will receive an automatic option grant for 10,000 shares of Common Stock, provided such individual has served as a Board member for at least six months prior to the date of the Annual Meeting. All option grants made under the automatic option grant program on or after May 9, 2000, whether the initial 20,000-share option grant or the annual 10,000-share option grant, vest immediately and are exercisable for all the option shares on the grant date. All options under the Directors Plan have a maximum term of 10 years, subject to earlier termination upon a Corporate Transaction or Hostile Take-

Over. Upon the successful completion of a hostile tender offer for more than 40% of the Company's outstanding Common Stock, each automatic option grant will be canceled, and the non-employee Board member will be entitled to a cash distribution from the Company based upon the tender-offer price.

     At the Annual Stockholders' Meeting held on May 9, 2000, Messrs. J. Stephan Dolezalek, Jaffe, Lorimier and Pericola each received an automatic stock option grant under the Directors Plan for 10,000 shares of Common Stock in connection with their re-election as non-employee Board members. Each such option has an exercise price of $8.625 per share, the fair market value per share of Common Stock on the grant date. This option grant vests immediately and becomes exercisable for all the option shares on the grant date.

                           PROPOSAL TWO -- APPROVAL OF

                     AMENDMENT TO 1988 RESTRICTED STOCK PLAN


Introduction

     The stockholders are being asked to approve an amendment to the Company's 1988 Restricted Stock Plan (the "Plan") that will increase the number of shares of Common Stock issuable under the Plan by an additional 1,050,000 shares.

     The proposed share increase will assure that a sufficient reserve of Common Stock remains available under the Plan in order for the Company to provide a comprehensive equity incentive program for the Company's officers, employees, non-employee Board members and independent consultants, which will encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

     The amendment was authorized by the Board on February 8, 2001, subject to stockholder approval at the Annual Meeting. The affirmative vote of a majority of the Common Stock present or represented by Proxy at the Annual Meeting and entitled to vote on Proposal Two is required for approval of such share increase.

     The terms and provisions of the Plan, as amended through February 8, 2001, are described more fully below. The description, however, is not intended to be a complete exposition of all the terms of the Plan. A copy of the Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the Company's headquarters in Fremont, California.

Plan Structure

     The Plan is divided into two separate components:

     Option Grant Program. Officers, employees, non-employee Board members and independent consultants may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of the option shares on the grant date. The granted options may be either an incentive stock option, an ISO, that is designed to meet the requirements of Section 422 of the Internal Revenue Code or a non-statutory stock option, an NSO, not intended to satisfy such requirements. In addition, the granted options may include stock appreciation rights which will allow the holders to surrender those options for payments from the Company based on the appreciation in the market value of the Common Stock over the period the options are outstanding.

     Stock Issuance Program. Officers, employees, non-employee Board members and independent consultants may be granted the right to purchase shares of Common Stock at fair market value or at discounts of up to 15%. Shares may also be issued as a bonus for past services, without any cash payment required of the participant.

Administration

     The  Plan  is  currently   administered  by  the   Compensation   Committee
("Committee"). The Committee has full authority to determine the eligible individuals to whom option and stock appreciation right grants are to be made or to whom shares are to be directly issued, the number of shares to be covered by each such grant or issuance, the maximum term for which any granted option or stock appreciation right is to remain outstanding, the time or times at which the granted options or stock appreciation rights are to become exercisable or the issued shares are to vest, and all the other terms and conditions of the award, subject to the express provisions of the Plan. In addition, the Committee has full authority to accelerate the exercisability of outstanding options and to terminate the Company's outstanding repurchase rights with respect to unvested shares, all upon such terms and conditions as it deems appropriate.

     Additionally, the Board of Directors has appointed a Chief Executive Officer Committee of One ("Committee of One") to make option grants or share issuances under the Plan to non-officers of the corporation; provided that number of shares which may be granted by such Committee of One shall not exceed 50,000 shares in any one grant to any one individual upon hire date and an aggregate of 20,000 shares to any one individual for annual grants. Members of a Committee of One serve for such period of the time as the Board of Directors may determine and are subject to removal at any time.

     All expenses incurred in administering the Plan will be paid by the Company.

Eligibility

     The persons eligible to participate in the Plan are limited to (i) employees (including officers), (ii) the non-employee Board members and (iii) independent consultants in the service of the Company or its parent or subsidiary corporations (whether now existing or subsequently established). Non-employee Board members are also eligible to receive automatic option grants under the 1991 Directors Stock Option Plan. As of December 31, 2000, approximately 106 individuals (including 7 officers of the Company and six non-employee Board members) were eligible to participate in the Plan.

Share Reserve

     If the 1,050,000-share increase which forms part of this Proposal Two is approved by the stockholders, then the maximum number of shares of the Common Stock issuable over the term of the Plan will be increased to 7,180,953 shares (excluding 238,095 shares previously issued under the Plan but canceled upon repurchase by the Company). Such shares will be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company.

     The maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances may not exceed 2,000,000 shares in the aggregate over the term of the Plan. However, for purposes of such limitation, any option grants, stock appreciation rights or direct stock issuances made prior to January 1, 1994 will not be taken into account.

     Should an option be terminated or canceled for any reason prior to exercise or surrender in full (including options canceled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the options not so exercised or surrendered will be available for subsequent grant. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Plan will be added back to the share reserve and will accordingly be available for reissuance. However, shares subject to any stock option surrendered or canceled in connection with the stock appreciation right provisions of the Plan will not be available for subsequent issuance.

     As of February 28, 2001, approximately 3,001,187 shares of Common Stock were subject to outstanding options under the Plan, and 1,724,692 shares of Common Stock (including the 1,050,000 shares which are subject to stockholder approval as part of this Proposal Two) were available for issuance under future option grants and stock issuances. Furthermore, as of February 28, 2001, 2,693,169 shares (including 238,095 shares previously issued but canceled upon repurchase by the Company) have been issued under the Plan. As of February 28, 2001, the weighted average exercise price payable per share upon the exercise of outstanding options was $4.45. The expiration dates for all such outstanding options range from March 1, 2001 to February 27, 2011.

Valuation

     For purposes of establishing the option exercise price or direct issue price and for all other valuation purposes under the Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share as reported on the Nasdaq National Market. As of December 29, 2000, the fair market value per share of the Common Stock was $17.125 per share, as reported on the Nasdaq National Market.

Terms of Option Grant Program

     Price and Exercisability. The exercise price per share may not be less than 85% of the fair market value per share of Common Stock on the grant date, and no option may be outstanding for more than a 10-year term. If the granted option is intended to be an ISO under the Federal tax laws, the exercise price must not be less than 100% of the fair market value per share of the Common Stock on the grant date.

     The exercise price is payable in cash or in shares of Common Stock. Optionees are also permitted to exercise the option through a broker-dealer sale and remittance procedure which will allow the optionee to exercise the option and sell the purchased shares on the same day, with a portion of the sale proceeds utilized to satisfy the exercise price payable for the purchased shares. The Committee may also assist any optionee (including an officer) in the exercise of the option by (i) authorizing a loan from the Company or (ii) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such deferred payment arrangement will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares (less the par value of those shares), plus any federal and state income or employment withholding taxes incurred in connection with the purchase. The Committee may determine that one or more loans may be forgiven in whole or in part over the individual's period of service with the Company.

     The vesting schedule for each granted option will be determined by the Committee and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to the Company's repurchase rights, or (iii) exercisable in installments for vested shares over the optionee's period of service.

     Options are generally not assignable or transferable other than by will or the laws of inheritance, and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow NSOs to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

     Stock Appreciation Rights. At the discretion of the Committee, options may be granted with stock appreciation rights. A stock appreciation right grants the holder the right to surrender the underlying option for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the exercise date) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate option exercise price payable for those shares. The appreciation distribution may be made, at the discretion of the Committee, either in shares of Common Stock valued at fair market value on the option surrender date or in cash or in a combination of cash and Common Stock.

     Limited stock appreciation rights may be granted to one or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws. In the event that more than 50% of the Company's outstanding voting stock were to be acquired pursuant to a hostile tender offer, each outstanding option with such a limited right would automatically be canceled, to the extent such option was at the time exercisable for vested shares. In return for the canceled option (or canceled portion), the officer would receive a cash distribution from the Company based upon the tender offer price payable per share of vested Common Stock subject to the canceled option.

     Prior to September 1991, options were granted under the Plan to certain executive officers which included a different form of limited stock appreciation right. These particular options provide the option holder, if such individual is an officer at the time that a hostile tender offer for 25% or more of the Company's outstanding voting securities is successfully completed, with a 30-day period in which to surrender the underlying option for a cash distribution from the Company based on the tender offer price payable per vested share subject to the surrendered option less the exercise price for those shares.

     Cancellation and New Grant of Options. The Committee has the authority to effect, at any time and from time to time, the cancellation of any or all options outstanding under the Plan with the consent of the affected optionees and to grant in substitution therefore new options covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than 85% of the fair market value per share of the Common Stock on the new grant date.

     Termination of Service and Repurchase Rights. Subject to the maximum ten-year term, all options and stock appreciation rights granted under the Plan will terminate upon the expiration of the 12-month period (or such shorter period as the Committee may establish at the time of grant) following the date of the optionee's cessation of service with the Company. In the event of the optionee's death, the option will remain exercisable until the first anniversary of the optionee's death and may be exercised by the personal representative of the optionee's estate or by the person inheriting the option. However, each option will only be exercisable during the applicable post-service exercise period for the number of shares (if any) for which such option is exercisable at the time of the optionee's cessation of service, unless the Committee determines at such time to accelerate the exercisability of the option in whole or in part.

     Unvested shares of Common Stock acquired upon the exercise of one or more options will be subject to repurchase by the Company, at the original option exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The Committee has complete discretion in establishing the terms and conditions upon which such repurchase rights are to be exercisable, including the establishment of appropriate vesting schedules and other provisions for the expiration of such rights in one or more installments.

     The Committee will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options or vesting of his or her unvested shares in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service. In no event, however, may an option be exercised after the expiration of the option term.

     For purposes of the Plan, an individual will be deemed to continue in the Company's service for so long as he or she renders services to the Company or any parent or subsidiary corporation as an employee, a non-employee Board member or an independent consultant.

Terms of Stock Issuance Program

     Shares may be issued under the stock issuance program directly, without any intervening stock option grant, in accordance with the following terms and conditions.

     Issue Price; Payment. The purchase price per share may not be less than 85% of the fair market value per share of Common Stock on the date the Committee authorizes the issuance. The issue price for the purchased shares may be paid in cash or by promissory note payable to the Company's order. The promissory note may, at the discretion of the Committee, be subject to cancellation over the participant's period of service. Shares may also be issued as a bonus for past services, without any cash or other payment required of the participant.

     Vesting Schedule; Restrictions. The interest of a participant in the Common Stock issued under the Plan may be fully and immediately vested upon issuance or may vest in one or more installments over the participant's period of service, as determined by the Committee. The elements of the vesting schedule, including the effect disability or death is to have upon vesting, are to be determined by the Committee at the time of issuance.

     The participant may not sell or transfer any unvested shares of Common Stock, other than permitted transfers by gift to certain family members or family trusts. Except for such transfer restrictions, the participant will have all the rights of a stockholder with respect to the unvested shares. Accordingly, the participant will have the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to those shares.

     Surrender of Shares; Repurchase. In the event the participant should, while his or her interest in the Common Stock remains unvested, (i) attempt to transfer (other than by permissible gift) any unvested Common Stock or (ii) cease service with the Company, then the Company will have the right to repurchase from such individual, at the original purchase price paid for such shares, the shares in which he or she has not acquired a vested interest, and such individual will cease to have any stockholder rights with respect to the repurchased shares.

Provisions Applicable to Option Grants and Share Issuances

     Acceleration of Vesting. All outstanding options and unvested share issuances under the Plan will vest on an accelerated basis upon certain changes in the ownership or control of the Company. Accordingly, in the event of any one of the following transactions (a "Corporate Transaction"):

     (a) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of incorporation,

     (b) the sale, transfer or other disposition of substantially all of the Company's assets in liquidation or dissolution of the Company, or

     (c) any reverse merger in which the Company is acquired but continues in existence as a separate entity,

each outstanding option will automatically become exercisable, immediately prior to the effective date of the Corporate Transaction, for all of the option shares at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares. However, the exercisability of an outstanding option will not so accelerate if and to the extent: (i) such option is to be assumed, or replaced with a comparable option, by the successor corporation (or parent thereof) or (ii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of grant. Immediately following the Corporate Transaction, each option outstanding under the Plan will immediately terminate and cease to be exercisable, except to the extent assumed by the successor corporation or parent thereof.

     The Company's outstanding repurchase rights under both the Option Grant and Stock Issuance Programs will also terminate, and the shares subject to those terminated rights will become fully vested, upon the Corporate Transaction, except to the extent (i) one or more of such repurchase rights are to be assigned to the successor corporation (or its parent company) or (ii) such termination and accelerated vesting are precluded by other limitations imposed by the Committee at the time the repurchase rights are issued.

     The vesting of options and unvested shares upon a Corporate Transaction may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Plan (by reason of any stock dividend, stock split, combination of shares, recapitalization, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments will be made to (i) the aggregate number and/or class of securities available for issuance under the Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan and (iii) the number and/or class of securities and the price per share in effect under each outstanding option and stock appreciation right in order to prevent the dilution or enlargement of benefits thereunder.

     Stockholder Rights. No individual is to have any stockholder rights with respect to shares acquired on exercise of an option or under the share issuance program until such individual has exercised the option and paid the exercise price or purchase price for the purchased shares and has been issued a stock certificate for the purchased shares.

     Excess Grants. The Plan permits the grants of options to purchase shares and the issuances of shares of Common Stock in excess of the number of shares then available for issuance under the Plan. Any option so granted cannot be exercised and any shares issued must be held in escrow prior to stockholder approval of an amendment increasing the number of shares available for issuance under the Plan.

Amendment and Termination of the Plan

     The Board may amend or modify the Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation.

     The Board may terminate the Plan at any time, but in all events the Plan will terminate upon the earlier of December 31, 2005 or the date all shares available for issuance under the Plan are issued as vested shares or canceled pursuant to the exercise or surrender of options granted under the Plan. Any options outstanding at the time of the termination of the Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.

Stock Awards

     The table below shows, as to each of the Company's executive officers and certain former executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Plan between January 1, 2000 and February 28, 2001, together with the weighted average exercise price payable per share.

                                  OPTION GRANTS
                                  -------------

                                                                         Options Granted       Weighted Average
                                Name                                    (Number of Shares)      Exercise Price
- -------------------------------------------------------------------     ------------------     ----------------

Michael D. Casey, Chairman, President and Chief Executive Officer            150,000                $11.75

Richard E. Jones, Ph.D.                                                       30,000                $14.38
Senior Vice President, Research and Development

Richard D. Leavitt, M.D.                                                      20,000                $14.38
Senior Vice President, Medical and Regulatory Affairs

Ronald P. Lucas                                                               20,000                $14.38
Vice President, Operations

Harry D. Pedersen                                                             20,000                $14.38
Vice President, Corporate Development

David G. Ludvigson, Senior Vice President, Chief Operating Officer,              -0-                   -0-
and Chief Financial Officer

All current executive officers as a group                                    562,000                $13.63
(8 persons)

All current non-employee Board members as a group                            110,000                 $9.11

All employees, including current officers who are not executive              549,000                $13.62
officers, as a group (105 persons)

     There were no shares issued under the Stock Issuance Program of the Plan between January 1, 2000 and February 28, 2001.

Federal Tax Consequences of Options

     Neither  the   optionee   nor  the  Company  will  incur  any  federal  tax
consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     Special provisions of the Internal Revenue Code apply to the acquisition of shares under an NSO if the purchased shares are subject to repurchase by the Company or other substantial risk of forfeiture. If the shares acquired upon exercise of the NSO are subject to repurchase by the Company, at the original exercise price paid per share, in the event the optionee's service terminates prior to vesting in the shares, then the optionee will not recognize any taxable income at the time of exercise. The optionee will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the difference between the fair market value of the shares on the date the repurchase right lapses and the option exercise price paid for those shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the difference between the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) and the option exercise price paid for the shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

     Direct Stock Issuance. The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of NSO grants.

     Deductibility of Executive Compensation. Because NSOs are usually granted under the Plan with exercise prices equal to 85% of the fair market value of the option shares at the time of such grant, the compensation deemed paid by the Company in connection with the subsequent exercise of those options will not qualify as performance-based compensation for purposes of Code Section 162(m) and will have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. In addition, certain stock options granted to Mr. Casey will be subject to such limitation if they are exercised during a calendar year for which he is a named executive officer in the Company's proxy statement.

Stockholder Approval

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by Proxy and entitled to vote at the Annual Meeting is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, the Plan will continue to remain in effect, and option grants, stock appreciation rights and direct stock issuance may continue to be made pursuant to the provisions of the Plan in effect prior to the amendment summarized in this Proposal Two, until the available reserve of Common Stock as last approved by the stockholders has been issued.

New Plan Benefits

     As of March 20, 2001, no stock option grants or direct stock issuances have been made under the Plan on the basis of the proposed 1,050,000-share increase to the reserve under the Plan.

     The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment to the Company's 1988 Restricted Stock Plan.

                    PROPOSAL THREE -- APPROVAL OF AMENDMENT TO
                        1991 DIRECTORS STOCK OPTION PLAN


Introduction

     The stockholders are being asked to approve an amendment to the Company's 1991 Directors Stock Option Plan (the "Directors Plan") that will increase the number of shares of Common Stock issuable under the Directors Plan by an additional 200,000 shares.

     The amendment was adopted by the Board on February 8, 2001 (the "Effective Date"), subject to stockholder approval at the 2001 Annual Meeting. The affirmative vote of the holders of a majority of the Common Stock present or represented by at the Annual Meeting and entitled to vote is required for approval of the amendment to the Directors Plan.

     The proposed 200,000-share increase will assure that a sufficient reserve of Common Stock remains available under the Directors Plan. The purpose of the Directors Plan is to promote the interests of the Company and its parent or subsidiary corporations by offering non-employee members of the Board of Directors the opportunity to participate in a special stock option program designed to attract the best possible personnel for service as directors of the Company and to provide them with significant incentives to remain in the Company's service. Accordingly, the Board recommends the stockholders vote IN FAVOR OF the amendment.

     The terms and provisions of the Directors Plan are described more fully below. The description, however, is not intended to be a complete exposition of all the terms of the Directors Plan. A copy of the Directors Plan as amended will be furnished without charge to any stockholder upon written request to the Corporate Secretary at the Company's headquarters in Fremont, California.

Description of the Directors Plan

     Structure. Under the existing Directors Plan, automatic option grants will be made at periodic intervals to the non-employee members of the Board. At the time an individual first joins the Board as a non-employee director, whether through election at an Annual Stockholders Meeting or through appointment by the Board, that individual will immediately receive an automatic option grant for 20,000 shares of Common Stock, provided he or she has not previously been in the Company's employ. At each Annual Stockholders Meeting, each individual who is re-elected as a non-employee Board member (including individuals who may have previously been in the Company's employ) will automatically be granted an NSO to purchase 10,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months.

     Options granted under the Directors Plan are NSOs not intended to satisfy the requirements of Section 422 of the Internal Revenue Code.

     Administration. All grants under the Directors Plan will be made in strict compliance with the express provisions of the plan document, and no administrative discretion with respect to such grants will be exercised by the Board or any committee of the Board. Stockholder approval of this Proposal will constitute pre-approval of each option granted on or after the date of the Annual Meeting pursuant to the provisions of the Directors Plan summarized below and the subsequent exercise of that option in accordance with those provisions.

     Eligibility. As of March 20, 2001, six non-employee Board members were eligible to participate in the Directors Plan.

     Securities Subject to Directors Plan. If the 200,000-share increase which forms part of this Proposal Three is approved by the stockholders, then the maximum number of shares of Common Stock issuable over the term of the Directors Plan will be increased to 792,858 shares. The shares may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased on the open market.

     Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent grant.

     As of February 28, 2001, options for 430,967 shares were outstanding, 303,033 shares remained available for future grant (including 200,000 shares which are subject to shareholder approval as part of this Proposal Three) and 58,858 shares had been issued under the Directors Plan.

     Exercise Price. The option exercise price per share will be equal to the fair market value of the Common Stock on the automatic grant date. For all valuation purposes under the Directors Plan, the fair market value of the Common Stock on any relevant date will be deemed equal to the closing selling price of the Common Stock on that date, as quoted on the Nasdaq National Market. On February 28, 2001, the fair market value per share was $11.44.

     The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of the shares purchased under the option and pays over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares.

     Option Term. Each option grant will, in general, have a term of 10 years measured from the automatic grant date, whether or not the optionee continues to serve as a Board member, subject to earlier termination in connection with certain changes in control or ownership of the Company.

     Limitations. No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance, and during the optionee's lifetime the option may be exercised only by the optionee. However, the optionee may, in connection with his or her estate plan, transfer the option during his or her lifetime to members of his or her immediate family or to a trust established for such family members.

     Exercisability. Under the existing Directors Plan all option grants made under the Automatic Option Grant Program on or after the date of the 2000 Annual Stockholders' Meeting, whether the initial 20,000-share option grant or the annual 10,000-share option grant, vest immediately and become exercisable for all the option shares on the grant date.

     Termination of Board Membership. Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants, then such optionee will have until the expiration of the 10-year option term in which to exercise each such option for any or all of the shares of Common Stock for which that option is exercisable at the time of his or her cessation of service on the Board. Should the optionee die while serving as a Board member, then any outstanding automatic grant held by such optionee at the time of death may be subsequently exercised, for any or all of the shares of Common Stock at the time subject to that option, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance. The option will remain so exercisable until the expiration of the 10-year term. All options under the Directors Plan will, however, be subject to earlier termination in connection with certain changes in control or ownership of the Company.

     Corporate Transaction. Upon the occurrence of any of the following transactions (a "Corporate Transaction"):

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

          (ii) the sale of all, or substantially all, of the Company's assets in complete liquidation or dissolution of the Company; or

          (iii) any reverse merger in which the Company is the surviving entity, but in which all of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary;

each automatic option grant not otherwise at the time fully exercisable will accelerate so that each such option will, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Immediately following the consummation of such Corporate Transaction, all outstanding options under the Directors Plan will terminate, except to the extent assumed by the successor corporation or its parent company.

     Change in Control. In connection with a change in control of the Company, whether effected by a successful tender offer for securities possessing more than 40% of the total combined voting power of the Company's outstanding securities or through a change in the majority of the Board as a result of one or more contested elections for Board membership, each outstanding automatic option grant will accelerate so that each such option will become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term.

     Cash-Out of Options. Upon the successful completion of a hostile tender offer for securities possessing more than 40% of the total combined voting power of the Company's outstanding securities, each outstanding option grant under the Directors Plan will automatically be cancelled, whether or not that option is otherwise exercisable for any option shares, in return for a cash distribution from the Company in an amount per cancelled option share equal to the excess of
(i) the highest  price per share of Common  Stock paid in such tender offer over
(ii) the option exercise price payable per share. Stockholder approval of this Proposal will also constitute pre-approval of such automatic cancellation and cash-out of all options granted under the Directors Plan on or after the date of the Annual Meeting.

     The acceleration of options in the event of a Corporate Transaction or other take-over event may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Directors Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Directors Plan, (ii) the number and/or class of securities to be made the subject of each subsequent automatic grant made to newly-elected or continuing non-employee Board members and (iii) the number and/or class of securities purchasable under each outstanding option and the exercise price payable per share in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to the option holder in the consummation of such Corporate Transaction had that option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share and to the class and number of securities available for future issuance under the Directors Plan. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Directors Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

     Plan Amendments. The Board may amend the provisions of the Directors Plan at any time, subject to any required stockholder approval under applicable law or regulation.

     Plan Termination. Unless sooner terminated by the Board, the Directors Plan will terminate on the earliest of December 31, 2005, the date that all shares available for issuance under the Directors Plan have been issued pursuant to the exercise of automatic grants under the Directors Plan or the date all outstanding options are cashed-out in connection with the provisions of the Directors Plan concerning hostile takeovers. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     The table below provides, as to each current non-employee Board member and all non-employee Board members as a group, the following information with respect to the automatic stock option grants made under the Directors Plan during the period beginning January 1, 2000 and continuing through February 28, 2001: (i) the number of shares for which such automatic option grants have been and (ii) the weighted average exercise price payable per share.

           Name of Director                                         Number of    Weighted Average Exercise
                                                                  Option Shares       Price Per Share

           Eric K. Brandt                                             20,000             $15.56
           J. Stephan Dolezalek                                       10,000              $8.63
           Stephen B. Howell, M.D.                                    40,000              $6.50
           Marvin E. Jaffe, M.D.                                      10,000              $8.63
           Bradley G. Lorimier                                        10,000              $8.63
           Julius L. Pericola                                         10,000              $8.63
           All non-employee directors as a group (6 persons)         100,000              $9.16

Federal Income Tax Consequences

     Options granted under the Directors Plan are NSOs which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will, however, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. The Company will generally be entitled to a business expense deduction, for the taxable year of the Company in which the option is exercised, equal to the amount of ordinary income recognized by the optionee in connection with such exercise.


Stockholder Approval

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by Proxy and entitled to vote at the Annual Meeting is required for approval of the amendment to the Directors Plan. Should such stockholder approval not be obtained, the Directors Plan will continue to remain in effect through December 31, 2005, and automatic option grants will continue to be made pursuant to the provisions of the Directors Plan in effect prior to the amendment summarized in this Proposal, until the available reserve of Common Stock as last approved by the stockholders has been issued.


New Plan Benefits

     As of March 20, 2001, no stock option grants have been made under the Directors Plan on the basis of the proposed 200,000-share increase to the reserve under the Plan.

     The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment to the Directors Plan.

        PROPOSALS FOUR (A), (B), (C) AND (D) - APPROVAL OF AMENDMENTS OF
                          CERTIFICATE OF INCORPORATION


INTRODUCTION TO PROPOSALS FOUR (A), (B), (C) AND (D)

     The Board of Directors believes that certain tactics, including proxy fights, hostile tender offers and "greenmail," in takeover situations are highly disruptive to a corporation and often contrary to the overall best interests of its stockholders. In particular, such tactics frequently represent an attempt to acquire a corporation in the marketplace at an unfairly low price. Proposals Four (A), (B), (C) and (D) (the "Amendments") to the Certificate of Incorporation are being submitted for stockholder approval to strengthen the Company's position against the use of these takeover tactics.

     The Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such efforts through negotiations with the Company's Board of Directors. The Board of Directors believes that the Amendments will help give it the time necessary to evaluate unsolicited offers, as well as appropriate alternatives, in a manner which assures fair treatment of the Company's stockholders. The Amendments are also intended to increase the bargaining leverage of the Board of Directors, on behalf of the Company, in any negotiations concerning a potential change of control of the Company. The Amendments will, however, make more difficult or discourage a proxy contest or the assumption of control by a substantial stockholder and thus could increase the likelihood that incumbent directors will retain their positions. If adopted, the Amendments could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though such attempt might be beneficial to the Company's stockholders.

     The Amendments are not being recommended in response to any specific effort of which the Company is aware to accumulate the Company's Common Stock or to obtain control of the Company but rather are being recommended to assure fair treatment of the Company's stockholders in takeover situations. The Board of Directors has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

Existing Defenses

     Certificate of Incorporation. The Company's current Certificate of Incorporation contains few provisions intended by the Company to have, or to the knowledge of the Board of Directors having, an anti-takeover effect. The Certificate of Incorporation currently authorizes the issuance of 60,000,000 shares of Common Stock and 1,009,126 shares of Preferred Stock. This authorized and available Common Stock and Preferred Stock could (within the limits imposed by applicable law and the rules of the Nasdaq National Market) be issued by the Company, generally without further stockholder approval, and used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In addition, shares of Common Stock and Preferred Stock may be issued in the event that the rights issued in connection with the Company's Rights Plan described below are exercised. Shares of Common Stock or Preferred Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Certificate of Incorporation would not receive the two-thirds vote required by the Amendments described in Proposal Four (C) and Proposal Four (D), respectively, to amend or repeal the Bylaws or amend or repeal certain provisions of the Certificate of Incorporation. See "Proposal Four (C) - Requirement of a Supermajority Vote to Amend or to Repeal the Bylaws" and "Proposal Four (D) - Requirement of a Supermajority Vote to Amend or to Repeal Certain Provisions of the Certificate of Incorporation."

     Rights Plan. In April 1995, the Board of Directors declared a dividend of one preferred share purchase right, a Right, for each outstanding share of Common Stock of the Company. The dividend was payable on May 29, 1995, to the stockholders of record on that date, the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share, of the Company, the Preferred Shares, at a price of $80.00 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of May 18, 1995 between the Company and The First National Bank of Boston, as Rights Agent.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, an Acquiring Person, have acquired beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 business days (or later date as may be determined by action of the Board of Directors prior to the time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Stock (the earlier of these dates being called the Distribution Date), the Rights are evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of a summary of rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of the summary of rights, also constitutes the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and the separate Right certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on May 28, 2005, unless extended or unless the Rights are earlier redeemed by the Company.

     The purchase price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 100 times the amount received per shares of Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event that, after the Rights become exercisable, the Company is acquired in a merger or other business combination transaction with an Acquiring Person or an affiliate thereof, or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person or an affiliate thereof, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the outstanding Common Stock, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Stock (or cash, other securities or property) having a market value of two times the exercise price of the Right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a Preferred Share having equivalent market value) per Right, subject to adjustment.

     At any time within 10 business days after a person or group of affiliated or associated persons acquire beneficial ownership of 20% or more of the outstanding Common Stock (unless the Board of Directors extends such 10-day period), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, upon the approval of a majority of the continuing directors. The redemption of the rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The Rights are also redeemable under other circumstances as specified in the Rights Agreement.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights upon the approval of a majority of the continuing directors, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after a Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement was filed on July 21, 1995 with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Corporate Secretary of the Company.

     Bylaws. The Bylaws adopted by the Board of Directors in December 1997 contain certain provisions that may have anti-takeover potential. Those provisions (i) impose advance notice requirements for stockholder nominations to the Board of Directors and stockholder proposals, (ii) require that nominating stockholders provide information comparable to that which would be required of the Company under applicable federal securities laws, (iii) allow the Board of Directors to designate the annual meeting date without restriction, (iv) require a two-thirds vote of the Board of Directors for certain amendments to the Bylaws and (v) impose advance notice requirements for stockholder written consents. Further, the Board of Directors recently adopted additional Bylaw amendments that may have anti-takeover potential which shorten the notice period for calling a special meeting of the Board of Directors. These Bylaw provisions could enable the Company to delay undesirable stockholder actions to give the Company necessary time and information to adequately respond.

     Employee Common Stock Option Agreements and Common Stock Purchase Agreements. All outstanding options and unvested shares issued under the 1988 Restricted Stock Plan and the 1991 Directors Stock Option Plan contain "change-in-control" provisions. See "Proposal Two-Approval of Amendment to 1988 Restricted Stock Plan -Provisions Applicable to Option Grants and Share Issuances - Acceleration of Vesting" and "Proposal Three - Approval of Amendment to 1991 Director Stock Option Plan - Description of the Directors Plan - Corporate Transaction." The Provisions are designed to attract and retain valued employees and directors of the Company and to ensure that such employees' and directors' performance is not undermined by the possibility, threat or occurrence of a change of control. While these measures were not adopted to deter takeovers, they may have an incidental anti-takeover effect by making it more expensive for a bidder to acquire control of the Company.

     Employee Agreements. The Company entered into a special change in control and severance agreement with each of its executive officers, providing for certain "Change in Control" provisions that provide for acceleration of vesting on options and certain other severance benefits under certain conditions. See Executive Compensation and Other Matters - Employment Contracts and Termination of Employment Arrangements."

     Section 203 of Delaware General Corporation Law. The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with a stockholder who acquires 15% or more of the corporation's stock, an Interested Stockholder, for a period of three years after the date of the transaction in which the person first becomes an Interested Stockholder, unless the Board approved the transaction before the 15% acquisition, the Interested Stockholder acquired at least 85% of the outstanding stock in the transaction which resulted in it becoming an Interested Stockholder or the business combination transaction is approved by a vote of two-thirds of the outstanding stock not owned by the Interested Stockholder. The application of Section 203 could have the effect of delaying or preventing a change of control.

     As noted in "Stock Ownership of Management and Certain Beneficial Owners," all directors and officers of the Company as a group beneficially owned, as of February 28, 2001, 1,658,414 shares of Common Stock including shares issuable pursuant to options exercisable within 60 days of February 28, 2001. These shares would represent 6.06% of the then outstanding Common Stock of the Company. The officers and directors are, therefore, unable to prevent any action requiring a two-thirds stockholder vote under the Amendments from becoming effective. Similarly, no existing stockholder of the Company currently holds sufficient shares alone to prevent an action requiring such a two-thirds vote from becoming effective.

     The Amendments are permitted by Delaware law and are consistent with the rules of the Nasdaq National Market on which the Company's Common Stock is traded. The Amendments are not the result of any specific efforts, of which the Company is aware, to obtain control of the Company. The Board of Directors does not contemplate recommending the adoption of any further amendments to the Certificate of Incorporation or Bylaws of the Company that would affect the ability of third parties to effect a change in control of the Company. However, the Board of Directors may wish in the future to review the advisability of adopting other measures that may effect takeovers in the context of applicable law and judicial decisions.

Description of the Proposed Amendments

     The Amendments described in Proposals Four (A), (B), (C) and (D) to the Certificate of Incorporation are set forth in Exhibit A to this Proxy Statement, in substantially the form in which they will take effect if all of the Amendments are approved by the stockholders. If any Amendment is not approved by the stockholders, it will not be included in the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State. The following description of the Amendments is qualified in its entirety by reference to Exhibit A. In addition, if an Amendment is approved by the stockholders, a conforming amendment will be made to the Bylaws of the Company.

PROPOSAL FOUR (A) -- APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS AND TWO-THIRDS VOTE OF STOCKHOLDERS TO REMOVE A DIRECTOR FOR CAUSE

     The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company amend Article VI to the Certificate of Incorporation to add new Section B to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office.

     The Company's Bylaws now provide that all directors are to be elected annually for a term of one year. Delaware law permits provisions in a certificate of incorporation or bylaws approved by stockholders that provide for a classified board of directors. The proposed classified board amendment to the Certificate of Incorporation would provide that directors be classified into three classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the 2002 Annual Meeting; another class would hold office initially for a term expiring at the 2003 Annual Meeting; and another class would hold office initially for a term expiring at the 2004 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. See "Proposal One - Election of Directors" as to the composition of each class of directors if this proposal is adopted.

     The proposed classified board amendment will significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by stockholders holding a plurality of the votes cast at a single Annual Meeting. If the Company implements a classified board of directors, it will be applicable to every election of directors, not only in the event of a change in control, and it will take at least two Annual Meetings for even a majority of stockholders to make a change in control of the Board of Directors, because only a minority of the directors could be elected at each meeting.

     Under Delaware law, directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors have been chosen, and until their successors are elected and qualified. Delaware law also provides that, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. The Company's Certificate of Incorporation does not provide otherwise. Additionally, the Amendment in this Proposal Four (A) will require that a supermajority vote of holders of at least two-thirds of the outstanding shares will be required to remove a director for cause. Accordingly, if the classified board proposal is approved by the stockholders, conforming Bylaw provisions will be implemented. Presently, all directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority vote of the outstanding shares of the Common Stock. Cumulative voting is not authorized by the Certificate of Incorporation.

Advantages

     The classified board proposal is designed to assure continuity and stability in the Board of Directors' leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the classified board proposal will assist the Board of Directors in protecting the interests of the Company's stockholders in the event of an unsolicited offer for the Company.

Disadvantages

     Because of the additional time required to change control of the Board of Directors and the two-thirds supermajority vote of the stockholders to remove a director for cause, the classified board proposal will tend to perpetuate present management. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company, including, as discussed above, the redemption of the Company's stockholder rights, the terms of which create obstacles to an acquisition of the Company (See "Introduction to Proposals Four
(A), (B), (C) and (D) - Existing Defenses - Rights Plan".). Consequently, a classified board will tend to discourage certain tender offers, perhaps including some tender offers that stockholders may believe would be in their best interests. The classified board proposal will also make it more difficult for the stockholders to change the composition of the Board of Directors even if the stockholders believe such a change would be desirable.

PROPOSAL FOUR (B) - REQUIREMENT THAT STOCKHOLDER ACTION BE TAKEN AT A MEETING AND THAT SPECIAL STOCKHOLDER MEETINGS MAY ONLY BE CALLED BY THE CHAIRMAN OF THE BOARD, THE CHIEF EXECUTIVE OFFICER, THE PRESIDENT OF THE CORPORATION OR BY RESOLUTION ADOPTED BY A MAJORITY OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve the amendment of Article V to the Certificate of Incorporation to add new Section A to require that all stockholder action be taken at a stockholders' meeting and that special meetings of the stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or the President of the Company or by resolution adopted by a majority of the Board of Directors.

     Under Delaware law, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken by stockholders may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by stockholders having the requisite voting power necessary to authorize such action at a stockholders' meeting. The Company's Certificate of Incorporation currently does not provide otherwise. In the case of a publicly-held corporation with numerous stockholders, such as the Company, action without a stockholders' meeting is, as a practical matter, available to only a limited number of stockholders acting in concert, and not to the corporation's stockholders in general. Section A of proposed Article V of the Certificate of Incorporation would require all stockholder action be taken at an annual meeting or special meeting of the stockholders, and would prohibit stockholder action by written consent. Further, it would provide that stockholder meetings may only be called by the Chairman of the Board, the Chief Executive Officer, the President of the Company or by resolution adopted by a majority of the Board of Directors. A conforming amendment to the Bylaws eliminating the current right to of the stockholders to act by written consent and the right of the holders of at least 50% of the outstanding shares to call a special meeting of stockholders will be implemented if this Proposal Four (B) is approved. Consequently, this amendment would permit the Board of Directors to delay, until the next annual meeting or a special meeting of the stockholders, action favored by the holders of a majority of the outstanding stock. The Board of Directors believes that a publicly-owned corporation should afford all of its stockholders an opportunity to participate in a meeting where stockholder action is proposed to be taken rather than have stockholder action effected by written consent.

Advantages

     The provisions eliminating stockholder action by written consent would give all of the Company's stockholders the opportunity to participate in a proposed stockholder action. The Board of Directors also believes that eliminating the written consent procedure and providing that special meetings may only be called by certain members of management or a majority of the Board of Directors would help preserve the Board of Directors' ability to negotiate with a potential takeover bidder on behalf of all of the Company's stockholders.

Disadvantages

     The provisions eliminating stockholder action by written consent would preclude action by written consent of the stockholders even if a majority of the stockholders believed such action to be in their best interests. The elimination of the ability of the holders of at least 50% of the outstanding shares to call a special meeting of the stockholders would mean that management or a majority of the Board of Directors would have to agree to call a special meeting to consider a proposal by stockholders or that the proposal would have to be submitted for consideration at the annual meeting of stockholders.

PROPOSAL FOUR (C) -- REQUIREMENT OF A SUPERMAJORITY VOTE TO ADOPT, AMEND OR TO REPEAL THE BYLAWS

     The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve the amendment of Article V of the Certificate of Incorporation to add new Section B to require a two-thirds vote of the Board of Directors or a two-thirds stockholder vote to adopt, amend or repeal the Bylaws of the Company.

     Currently, certain provisions of the Company's Bylaws may be amended or repealed and new Bylaws adopted by a majority of the Board of Directors or by a majority of the Company's stockholders entitled to vote on such matters while other provisions may only be amended or repealed and new provisions adopted by a supermajority of the Board of Directors. This proposal would require that the adoption of, repeal of, or all amendments to the Company's Bylaws must be approved by either the affirmative vote of the holders of two-thirds of the voting power of all of the then-outstanding shares of stock entitled to vote generally for the election of directors, voting together as a single class or, if such adoption, amendments, or repeal, are to be made by the Board of Directors, by the vote of not less than two-thirds of the total number of authorized directors.

Advantages

     The requirements of this proposal will prevent a stockholder with a majority of the voting power of the Company from avoiding the requirements of the Bylaws by simply repealing them or by causing a majority of the Board of Directors to do so.

Disadvantages

     This requirement could give stockholders holding a significant minority of the Company's stock a veto power over changes to the Company's Bylaws even if a majority of the stockholders favor such changes.

PROPOSAL FOUR (D) -- REQUIREMENT OF A SUPERMAJORITY VOTE TO AMEND OR TO REPEAL CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION

     The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve the amendment to Article V to the Certificate of Incorporation to add new Section C to require a two-thirds stockholder vote to amend or repeal certain provisions of the Certificate of Incorporation, described below.

     Currently, the Certificate of Incorporation may be amended or repealed by the vote of stockholders holding a majority of the voting power of the Company. As permitted by Delaware law, this proposed amendment to Article V would require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of stock entitled to vote generally for the election of directors, voting together as a single class, for the amendment or repeal of any of the provisions of the Certificate of Incorporation implemented by the Amendments described in Proposals Four (A), (B), (C) and (D). The two-thirds supermajority vote requirement would also apply to any amendment or repeal of Articles IX and X of the Certificate of Incorporation which provide for the ability of the Company to indemnify certain parties, including the Company's directors and officers, to the fullest extent permitted by law, and also provides that, with certain exceptions, the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for the breach of their fiduciary duty as directors.

Advantages

     The requirements of this proposal will prevent a stockholder with a majority of the voting power of the Company from avoiding the protected provisions of the Certificate of Incorporation by simply repealing them. The supermajority protection given to the indemnification and director liability provisions of the Certificate of Incorporation will help ensure that the Company's agents are adequately protected against liability in the event of a proposed takeover, thereby allowing them to focus on the best interests of the Company and its stockholders.

Disadvantages

     This requirement could give stockholders holding a significant minority of the Company's stock a veto power over certain changes to the Certificate of Incorporation even if the Board of Directors or a majority of the stockholders favor such changes.

Stockholder Approval

     The affirmative vote of a majority of the outstanding voting shares of the Company is required for approval of the proposed amendments to the Company's Certificate of Incorporation.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote IN FAVOR of each of the Amendments to the Certificate of Incorporation described in each of Proposals Four (A), (B), (C) and (D).

                         PROPOSAL FIVE -- RATIFICATION OF
                       APPOINTMENT OF INDEPENDENT AUDITORS


     Subject to ratification by the stockholders, the Board of Directors has reappointed the firm of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001 and recommends that the stockholders vote "FOR" ratification of such appointment.

     In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's Common Stock present or represented by Proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Ernst & Young LLP.

     Ernst & Young LLP has served as independent auditors to the Company for the fiscal year ended December 31, 2000. Fees for the last annual audit were $97,480 and all other fees were $73,000, including audit related services of $55,000 and non-audit services of $18,000. Audit related services include fees for accounting consultation and SEC registration statements. There were no fees paid to Ernst & Young LLP for financial information system design and implementation services. The Audit Committee has considered whether the provision of these nonaudit services is compatible with maintaining the principal accountants' independence. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Recommendation of the Board of Directors

     The  Board  recommends  that  the   stockholders   vote  IN  FAVOR  OF  the
ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

REPORT OF THE AUDIT COMMITTEE REPORT TO STOCKHOLDERS


     This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

     The Audit Committee of the Board of Directors of the Company operates under a written charter adopted by the Board of Directors in May 2000, which is attached to this Proxy as Exhibit B. The members of the Audit Committee are Messrs. Jaffe, Lorimier and Pericola. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing requirements. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

     The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements.

     Based upon Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent accountants and the Board of Directors concurred in such recommendation.

                                Marvin E. Jaffe, M.D., Member
                                Bradley G. Lorimier, Member
                                Julius L. Pericola, Member

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report on Executive Compensation

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's Stock Option Plan.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are tied to their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the achievement of pre-defined performance targets and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2000 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary - Chief Executive Officer. In setting the base salary level for the Company's Chief Executive Officer, Michael D. Casey, for the 2000 fiscal year, the Committee sought to provide him with a level of base salary which the Committee believed, on the basis of its understanding of the industry, would be competitive with the base salary levels in effect for other chief executive officers at similar-sized companies in the industry. It is the Committee's objective to maintain Mr. Casey's base salary at a stable and predictable level from year to year and not have this component of his overall compensation package significantly affected by Company performance.

     Base Salary - Other Executive Officers. In setting the base salaries of the executive officers other than the Chief Executive Officer, the Compensation Committee did not rely on any specific compensation surveys indicating the base salary levels in effect at comparable companies. Merit increases for the 2000 fiscal year were based upon individual performance evaluations and ranged from 5.0% to 6.0% and were paid in cash in February 2001. Merit increases for the 1999 fiscal year ranged from 5.02 to 6.5% and were paid in cash in February 2000.

     Annual Incentive Compensation. The Compensation Committee decided, as in past fiscal years, that the use of traditional performance milestones (such as profit levels and return on equity) was not considered appropriate for purposes of determining the incentive compensation awards to be made for the 2000 fiscal year. Accordingly, the incentive awards for the 2000 fiscal year were based primarily on corporate performance related to clinical and regulatory programs and spending targets and the attainment of specific personal performance objectives. On the basis of the Committee's evaluation of personal performance for the 2000 fiscal year as well as the highly competitive market for senior-level personnel within the pharmaceutical industry, the executive officers (other than the Chief Executive Officer) received bonuses which ranged from 15.0% to 22.5% of their base salary as of the end of the year and were paid entirely in cash.

     Long Term Incentives. Generally, stock option grants are made periodically by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (not less than 85% of the market price of the shares on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments, generally, over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a meaningful return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares substantially appreciates over the option term.

     The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. In determining the appropriate level of equity incentive to be provided each individual, the Compensation Committee also takes into account the number of unvested options held by the executive officer and the comparable level of equity-based awards provided similar individuals in the industry as reflected in comparative industry data. However, the relevant weight given to each of these factors varied from individual to individual for the grants made during the 2000 fiscal year.

     CEO Compensation. The base salary for the Company's Chief Executive Officer, Michael D. Casey, for the 2000 fiscal year was increased to $469,000 for 2001, 5.15% percent above the level in effect for him for the prior year, in order to maintain his salary at a competitive level with the salaries of chief executives of pharmaceutical companies of similar size. Mr. Casey was also awarded a cash bonus of $150,000 for the 2000 fiscal year on the basis of his individual performance for the year and the same corporate performance milestones used in the determination of the incentive compensation awards for the other executive officers (namely, milestones based upon clinical and regulatory programs and spending targets).

     During the 2000 fiscal year, Mr. Casey was also granted an option to purchase an additional 50,000 shares of Common Stock. The option has an exercise price equal to the fair market value of the underlying shares on the grant date and will become exercisable for those shares in a series of installments over a four-year period of continued employment with the Company. Accordingly, the option is designed to serve as a meaningful incentive for him to remain in the Company' employ and to further align his interests with those of the stockholders.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2001 will exceed that limit. Options granted to the executive officers during the 2000 fiscal year should qualify as performance-based compensation, and any deductions attributable to the exercise of these options should not be subject to the $1 million limitation. However, the Company has in prior fiscal years granted options to the executive officers with an exercise price equal to 85% of the fair market value of the option shares on the grant date as an additional inducement to retain their services. As a result, the compensation deemed paid by the Company in connection with the subsequent exercise of those options will not qualify as performance-based compensation and will be subject to the $1 million limitation. In addition, a portion of the options granted to Mr. Casey in 1997 as part of the cancellation/regrant program implemented during that year will not qualify as performance-based compensation and will also be subject to the $1 million limitation should those options be exercised during a fiscal year in which he is a named executive officer in the Company's proxy statement. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     The Board of Directors did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2000 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted  by  the  Compensation   Committee  of  the  Company's  Board  of
Directors:

                          Marvin E. Jaffe, M.D., Member
                           Bradley G. Lorimier, Member
                           Julius L. Pericola, Member

Compensation Committee Interlocks and Insider Participation

     As of December 31, 2000, the Compensation Committee of the Board was comprised of Messrs. Jaffe, Lorimier and Pericola. No current or past member of the Compensation Committee was at any time during the 2000 fiscal year, or at any time, an officer or employee of the Company or any of its subsidiaries.

     No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

Performance Graph

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIALS.]

                                     12/29/95   12/31/96   12/31/97   12/31/98   12/31/99   12/29/00

     Matrix Pharmaceutical, Inc.      $100.00   $ 32.69    $ 18.35    $ 14.03     $ 25.33    $ 91.36
     Nasdaq Composite                  100.00    122.43     149.45     206.99      385.90     233.03
     Nasdaq Pharmaceutical             100.00    100.14     103.19     130.98      246.87     307.90

     Assumes a $100 investment on December 29, 1995 in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

     The Nasdaq Pharmaceutical Index includes all companies listed on The Nasdaq Stock Market within SIC Code 283. A list of those companies included in the Nasdaq Pharmaceutical Index may be obtained by contacting Carol Rossignol in Investor Relations, at (510) 742-9900.

     The indexes above assume the reinvestment of all dividends.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

Summary of Cash and Certain Other Compensation

     The following table sets forth the compensation earned, for services rendered in all capacities to the Company and its subsidiaries, for each of the last three fiscal years by the Company's current Chief Executive Officer, the four other highest paid executive officers and certain former executive officers whose salary and bonus for fiscal 2000 were in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

Name and Principal Position    Year          Annual Compensation                 Long-Term Compensation Awards
- ------------------------------ ------ ---------- ---------- ------------- ------------------- ----------- -------------
                                       Salary      Bonus    Other Annual      Securities      Restricted   All Other
                                         ($)      ($)(1)    Compensation      Underlying      Stock       Compensation
                                                               ($)(2)         Options (#)     Awards ($)      ($)
- ------------------------------ ------ ---------- ---------- ------------- ------------------- ----------- -------------
Michael D. Casey               2000    447,306    150,000       -0-            50,000            -0-       113,985 (3)
President and Chief            1999    425,401    110,000       -0-            50,000            -0-        11,082 (3)
Executive Officer              1998    404,956    150,000       -0-            50,000            -0-       410,031 (3)
- ------------------------------ ------ ---------- ---------- ------------- ------------------- ------------- -----------
Richard D. Leavitt, M.D.       2000    255,398     54,400       -0-            20,000            -0-         5,250 (4)
Senior Vice President,         1999    244,767     42,500       -0-            58,231            -0-        25,000 (4)
Medical and Regulatory         1998    233,991     33,000       -0-            20,000            -0-         5,000 (4)
Affairs
- ------------------------------ ------ ---------- ---------- ------------- ------------------- ------------- -----------
Richard E. Jones (5)           2000    216,609     52,500       -0-            30,000            -0-         5,250 (5)
Former Senior Vice President,  1999    204,870     36,000       -0-            67,551            -0-         5,000 (5)
Research & Development         1998    193,333     30,000       -0-            20,000            -0-         5,000 (5)
- ------------------------------ ------ ---------- ---------- ------------- ------------------- ------------- -----------
Ronald P. Lucas (6)            2000    202,994     44,000       -0-            20,000            -0-         5,250 (6)
Vice President, Operations     1999    193,822     34,000       -0-            48,520            -0-         5,000 (6)
                               1998    185,670     28,000       -0-            20,000            -0-         5,000 (6)
- ------------------------------ ------ ---------- ---------- ------------- ------------------- ------------- -----------
Harry D. Pedersen (7)          2000    200,536     30,000       -0-            20,000            -0-        29,048 (7)
Former Vice President,         1999    190,031     80,000       -0-            40,000            -0-        55,000 (7)
Corporate Development          1998    174,534     45,000       -0-            45,000            -0-        11,961 (7)
- ------------------------------ ------ ---------- ---------- ------------- ------------------- ------------- -----------
David G. Ludvigson (8)         2000    187,686        -0-       -0-               -0-            -0-        29,527 (8)
Former Senior Vice             1999    231,300     58,833       -0-           103,595            -0-        13,333 (8)
President, Chief Operating     1998     77,047     15,000       -0-           150,000            -0-         1,375 (8)
Officer, and Chief Financial
Officer
- ------------------------------ ------ ---------- ---------- ------------- ------------------- ----------- -------------

(1) Bonuses are reported for the year earned, although generally paid in the subsequent year, except for a guaranteed minimum $50,000 bonus for 1998 paid to Mr. Casey that year. The remaining $100,000 of the 1998 year bonus was paid in 1999. Except for the $50,000 guaranteed bonus paid to Mr. Casey in 1998, $15,000 sign-on bonus paid in 1998 to Mr. Ludvigson and the bonus paid to Mr. Pedersen for the 1998 fiscal year, all bonuses for the Named Officers for the 1998 fiscal year were paid primarily in shares of the Company's Common Stock, valued at $1.9125 per share for such purpose, with the balance of the bonus paid in cash and applied to the payment of the applicable withholding taxes. The stock and cash component of each executive officer's bonus for the 1998 fiscal year was as follows:

               Name                  Number of Shares         Cash Payment
               ----                  ----------------         ------------
            Mr. Casey                    33,100                 $36,696
            Dr. Leavitt                  10,060                 $13,760
            Dr. Jones                     9,132                 $12,535
            Mr. Ludvigson                 4,793                 $ 9,167

     All bonuses for the Named Officers for the 1999 fiscal year were paid in cash and include the following amounts of Loan forgiveness effective during the 1999 fiscal year: Mr. Ludvigson, $8,333 and Mr. Pedersen, $50,000. See Officer/Directors Loans below for further information.

(2) A portion of the stock options granted in fiscal year 1999 were issued in payment of merit increases for 1998 fiscal year performance. These particular options have an exercise price of $1.91, which was 85% of the closing selling price per share of the Common Stock on the February 4, 1999 grant date. The merit increases for 1999 fiscal year were paid in cash in February 2000. The number of shares subject to the 1999 option grants for 1998 fiscal year performance and the February 2000 cash payment for 1999 fiscal year performance were as follows for the Named Officers:

               Name                  Number of Shares         Cash Payment
               ----                  ----------------         ------------
            Dr. Leavitt                   8,231                 $10,494
            Mr. Ludvigson                 3,595                 $ 4,584
            Dr. Jones                     7,551                 $ 9,627

(3) Represents the sum of the following amounts for 1998: (i) $401,310 balance of relocation allowance, (ii) automobile allowance of $3,721 and (iii) a matching contribution on Mr. Casey's behalf to the Company's 401(k) Plan in the form of 1,081 shares of Common Stock at $4.63 per share; the sum of the following amounts for 1999: (i) automobile allowance of $6,082 and (ii) a matching contribution on Mr. Casey's behalf to the Company's 401(k) Plan in the form of 2,388 shares of Common Stock at $2.09 per share, and the sum of the following amounts for 2000: (i) loan forgiveness of $100,000, (ii) automobile allowance of $8,735 and (iii) a matching contribution on Mr. Casey's behalf to the Company's 401(k) Plan in the form of 515 shares of Common Stock at $10.19 per share.

(4) Represents for 1998 a matching contribution on Dr. Leavitt's behalf to the Company's 401(k) Plan in the form of 1,081 shares of Common Stock at $4.63 per share; the sum of the following amounts for 1999: (i) relocation allowance for Dr. Leavitt of $20,000 and (ii) a matching contribution on Dr. Leavitt's behalf to the Company's 401(k) Plan in the form of 2,241 shares of Common Stock at $2.23 per share; and for 2000 a matching contribution on Mr. Leavitt's behalf to the Company's 401(k) Plan in the form of 515 shares of Common Stock at $10.19 per share.

(5) Represents a matching contribution in shares of Common Stock made by the Company on Dr. Jones' behalf to the Company's 401(k) Plan for each of the indicated fiscal years as follows: 1,269 shares of Common Stock at $3.940 per share for 1998, and 1,436 shares of Common Stock at $3.45 per share for 1999 and 446 shares of Common Stock at $11.77 per share for 2000. Dr. Jones served as Senior Vice President, Research & Development until March 9, 2001.

(6) Represents a matching contribution in shares of Common Stock made by the Company on Mr. Lucas' behalf to the Company's 401(k) Plan for each of the indicated fiscal years as follows: 1,228 shares of Common Stock at $4.07 per share for 1998 and 1,493 shares of Common Stock at $3.35 per share for 1999 and 459 shares of Common Stock at 11.45 per share for 2000.

(7) Represents the sum of the following amounts for 1998: (i) a relocation allowance of $7,623 in 1998 and (ii) a matching contribution made by the Company on Mr. Pedersen's behalf to the Company's 401(k) Plan in the form of 1,274 shares of Common Stock at $3.41 per share; the sum of the following amounts for 1999: (i) loan forgiveness of $50,000 and (ii) a matching contribution made by the Company on Mr. Pedersen's behalf to the Company's 401(k) Plan in the form of 1,650 shares of Common Stock at $3.01 per share, and the sum of the following amounts for 2000: (i) loan forgiveness of $25,000 and (ii) a matching contribution made by the Company on Mr. Pedersen's behalf to the Company's 401(k) Plan in the form of 416 shares of Common Stock at $12.63 per share. Mr. Pedersen served as Vice President, Corporate Development until January 12, 2001.

(8) Mr. Ludvigson joined the Company as Senior Vice President and Chief Financial Officer on August 29, 1998, with an annualized salary of $220,000 for the 1998 fiscal year, and served until August 29, 2000, with an annualized salary of $261,000 for the 2000 fiscal year. Represents for 1998 a matching contribution made by the Company on Mr. Ludvigson's behalf to the Company's 401(k) Plan in the form of 524 shares at $2.63 per share; the sum of the following amounts for 1999 (i) loan forgiveness of $8,333 and
     (ii) a matching contribution made by the Company on Mr. Ludvigson's behalf to the Company's 401(k) Plan in the form of 1,418 shares of Common Stock at $3.53 per share, and for 2000 (i) loan forgiveness of $25,000 and (ii) a matching contribution made by the Company on Mr. Ludvigson's behalf to the Company's 401(k) Plan in the form of 409 shares of Common Stock at $11.07 per share.

Options and Stock Appreciation Rights

     The following table provides information with respect to the stock option grants made during fiscal 2000 to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

- -------------------------------------------------------------------------------------------------- ----------------------------
                                                                                                   Potential Realizable Value
                                                                                                   at Assumed Annual Rates of
                                                                                                    Stock Price Appreciation
                                        Individual Grants                                              for Option Term (3)
- -------------------------------------------------------------------------------------------------- ----------------------------
                                Number of
                                Securities      Percent of Total
            Name                Underlying     Options Granted to     Exercise        Expiration      5% ($)        10% ($)
                                 Options          Employees in        Price (2)          Date
                                Granted (#)       Fiscal Year
                                   (1)
- ----------------------------- --------------- -------------------- --------------- --------------- ------------ ---------------
Michael D. Casey                  50,000             5.72%              8.750         05/09/10       264,961       681,051
- ----------------------------- --------------- -------------------- --------------- --------------- ------------ ---------------
Richard E. Jones(4)               30,000             3.43%             14.375         10/31/10         -0-           -0-
- ----------------------------- --------------- -------------------- --------------- --------------- ------------ ---------------
Richard D. Leavitt, M.D.          20,000             2.29%             14.375         10/31/10       180,807       458,201
- ----------------------------- --------------- -------------------- --------------- --------------- ------------ ---------------
Ronald P. Lucas                   20,000             2.29%             14.375         10/31/10       180,807       458,201
- ----------------------------- --------------- -------------------- --------------- --------------- ------------ ---------------
Harry D. Pedersen(4)              20,000             2.29%             14.375         01/12/01         -0-           -0-
- ----------------------------- --------------- -------------------- --------------- --------------- ------------ ---------------
David G. Ludvigson                 -0-                -0-               -0-             -0-            -0-           -0-
- ----------------------------- --------------- -------------------- --------------- --------------- ------------ ---------------

(1) Except for Mr. Casey, these options were granted on October 31, 2000. Mr. Casey's options were granted on May 9, 2000.

     Each option will become exercisable for 25% of the option shares upon the optionee's completion of one year of service, measured from the applicable grant date, and will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments upon his completion of each additional month of service over the next 36 months thereafter.

     Each of the granted options will immediately become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. In addition, the option will vest in full on an accelerated basis should the optionee's employment terminate under certain circumstances within a specified time period following a change in control of the Company in which the option is assumed. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The exercise price may be paid in cash or in shares of Common Stock. The option may also be exercised through a cashless exercise procedure pursuant to which the shares purchased under the option are immediately sold by a designated brokerage firm, and a portion of the sale proceeds is paid directly to the Company in payment of the option exercise price for the purchased shares. The Company may also allow the optionee to finance the option exercise by delivering a promissory note in payment of the exercise price for the purchased shares and any taxes incurred by the optionee in connection with such exercise.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed five percent and ten percent levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The indicated dollar amounts are based on the options granted during the 2000 fiscal year, net of options granted and cancelled in such fiscal year.

(4)  Options lapsed.

Option Exercises and Holdings

     The table below sets forth information concerning the exercise of options during fiscal 2000 by the Named Officers and unexercised options held as of the end of such year by such individuals. No stock appreciation rights were exercised by the Named Officers during such fiscal year, and no stock appreciation rights were held by such individuals at the end of such fiscal year.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                     AND 2000 FISCAL YEAR-END OPTION VALUES

- ------------------------------ -------------- ---------------- ------------------------------- --------------------------------
                                                                No. of Securities Underlying        Value of Unexercised
                                                               Unexercised Options at FY-End   In-the-Money Options at FY-End
                                                                            (#)
- ------------------------------ -------------- ---------------- ------------------------------- --------------------------------
            Name                  Shares      Value Realized   Exercisable    Unexercisable    Exercisable   Unexercisable ($)
                                Acquired on         (1)                                          ($) (2)
                                 Exercise
- ------------------------------ -------------- ---------------- ------------- ----------------- ------------- ------------------
Michael D. Casey                    -0-             -0-           513,500         186,500         6,783,070      2,249,930
- ------------------------------ -------------- ---------------- ------------- ----------------- ------------- ------------------
Richard D. Leavitt, M.D.          42,047           $464,133       121,183          56,668         1,618,868        511,761
- ------------------------------ -------------- ---------------- ------------- ----------------- ------------- ------------------
Ronald P. Lucas                    2,500            $30,845       130,415          49,585         1,732,465        439,160
- ------------------------------ -------------- ---------------- ------------- ----------------- ------------- ------------------
Richard E. Jones, Ph.D.             -0-             -0-           113,800          73,751         1,511,583        611,862
- ------------------------------ -------------- ---------------- ------------- ----------------- ------------- ------------------
Harry D. Pedersen                 16,667           $205,637       103,121          66,879         1,393,593        682,182
- ------------------------------ -------------- ---------------- ------------- ----------------- ------------- ------------------
David G. Ludvigson                87,968         $1,054,062        -0-             -0-             -0-              -0-
- ------------------------------ -------------- ---------------- ------------- ----------------- ------------- ------------------

(1) Equal to the excess of the fair market value of the purchased shares at the time of the option exercise over the exercise price paid for those shares.

(2) Determined by subtracting the exercise price from the market price of the Common Stock on December 29, 2000 of $17.125 per share, the Nasdaq National Market trading price at the close of business that same day.


Employment Contracts and Termination of Employment Arrangements

     The Company entered into a special change in control and severance agreement with Michael D. Casey on June 10, 1998 which replaces the severance arrangement previously provided under his August 25, 1997 employment agreement. Under the new agreement, Mr. Casey will be provided with the following severance benefits in the event his employment is terminated Without Cause: (i) 12 months of salary continuation payments, (ii) a cash sum equal to the bonus paid to him for the fiscal year immediately preceding the fiscal year of his termination, provided he makes himself available to render up to 10 hours of consulting services per month during the 12-month period following his termination date, and (iii) continued health coverage at the Company's cost for up to a 12-month period.

     Should Mr. Casey's employment be terminated Without Cause within 24 months following a Change in Control, then he will become entitled to the following severance benefits instead of those summarized above: (i) all of his outstanding options will vest and become immediately exercisable for all the shares subject to those options, and the options will remain so exercisable for up to a one-year period following his termination date, (ii) he will receive 24 months of salary continuation payments, (iii) an additional cash amount equal to two times his bonus for the fiscal year immediately preceding the fiscal year of his termination will be paid, provided he makes himself available to render up to 10 hours of consulting services per month during the 24 month period following his termination date, and (iii) the balance of the $500,000 loan which the Company extended to him for the purchase of his principal residence will be forgiven. See "Certain Relationships and Related Transactions - Officer/Director Loans."

     In 1998, the Company also entered into a special change in control and severance agreement with each of the other executive officers, including the other Named Officers. Under the new agreement, each executive officer will be entitled to six months of salary continuation payments following an Involuntary Termination (other than for Cause), provided the officer executes a general release of any claims he or she may have against the Company. However, if there is an Involuntary Termination of the officer's employment (other than for Cause) within 18 months following a Change in Control, then that officer will become entitled to the following severance benefits: (i) all of his or her outstanding options will vest and become immediately exercisable for all the shares subject to those options, and those options will remain so exercisable for up to a one-year period following his or her termination date and (ii) his or her salary continuation period will be extended from six months to 18 months.

     For purposes of these agreements, the following definitional provisions will be in effect:

          "Change in Control":

          (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding voting securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

          (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

          (iii) the acquisition of beneficial ownership, by any person or a group of related persons, of securities possessing 30% or more of the total combined voting power of the Company's outstanding voting securities pursuant to a third-party tender or exchange offer made to the Company's stockholders; or

          (iv) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

          "Involuntary Termination": a termination of employment with the Company that is

          (i) involuntarily upon the officer's dismissal; or

          (ii) voluntarily following: (a) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports; (b) a reduction of 10% or more in his or her level of compensation (including base salary, fringe benefits and target bonus); or (c) a change in his or her place of employment which is more than 50 miles from his place of employment immediately prior to the Change in Control, provided and only if such change or reduction is effected without his written concurrence.

     "Termination for Cause": an Involuntary Termination effected by reason of the officer having engaged in fraud, acts of dishonesty or in any other illegal or intentional misconduct adversely affecting the business reputation of the Company in a material manner.

     For purposes of Mr. Casey's agreement, the term "Cause" means (i) misconduct, including embezzlement, theft, misuse of confidential information or any other illegal or improper act, (ii) conduct that constitutes a material breach of Company policy, if he fails to correct such conduct within 30 days after written notice from the Company; and (iii) any other unauthorized conduct that causes, or could potentially cause, material harm to the business or reputation of the Company, unless he correct such conduct within 30 days after written notice from the Company. In addition, Mr. Casey's employment will be deemed to have been terminated "Without Cause" if such termination occurs by reason of (i) the Company's termination of his employment for any reason other than Cause (ii) his resignation following a material reduction in his title, duties or responsibilities, a reduction in his base salary by more than five percent or the relocation if his principal place of employment by more than 40 miles.

Certain Relationships and Related Transactions

     The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors, and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

Officer/Director Loans

     In August 1998, the Company agreed to lend to Mr. David G. Ludvigson, former Senior Vice President and Chief Financial Officer, up to the principal amount of $100,000 in connection with his purchase of a new principal residence (the "Property"). Any amount so loaned to Mr. Ludvigson would be interest-bearing and secured by a second deed of trust on the Property. The loan had a four-year term and would be forgiven in a series of four successive annual installments, as follows: $8,333 on April 13, 1999; $25,000 on January 1, 2000; $25,000 on January 1, 2001; $25,000 on January 1, 2002 and $16,667 on January 1,
2003. In August 29, 2000, Mr. Ludvigson resigned from the Company and paid off the remaining balance due of $66,667.

     In December 1997, the Company loaned to Mr. Michael D. Casey, President and Chief Executive Officer and a Board member, the principal amount of $500,000 in connection with the purchase of his principal residence (the "Property"). The loan does not bear interest and is secured by a second deed of trust on the Property. The loan has a seven-year term and will be forgiven, at the rate of $100,000 per year, upon Mr. Casey's completion of each year of employment with the Company, beginning at the end of his third year of such employment. The loan agreement was amended in October 1999 to be forgiven in full upon receipt of marketing approval from the FDA for Intradose(R).

     In November 1997, the Company loaned to Mr. Harry D. Pedersen, former Vice President of Business Development, the principal amount of $100,000 in connection with the purchase of his principal residence (the "Property"). The loan had a maximum term of four years and will become due and payable in one lump sum at the end of that term. The loan is secured by a second deed of trust on the Property and is interest-free so long as Mr. Pedersen continues in the Company's employ. In December 1998, the Board restructured the loan to provide for the forgiveness of that loan in a series of three successive annual installments, if Mr. Pedersen remained in the employment of the Company as follows: $50,000 on April 1, 1999; $25,000 on April 3, 2000; and $25,000 on
April 2, 2001. On January 12, 2001, Mr. Pedersen resigned from the Company. The final loan payment of $25,000 is due April 12, 2001.

     In June 2000, the Company agreed to lend to Ms. Jeanette Fritzky, Vice President Sales and Marketing, up to the principal amount of $100,000 in connection with her purchase of a new principal residence (the "Property"). The loan has a maximum term of four years and will become due and payable in one lump sum at the earlier of the end of that term or within 90 days of the termination of Ms. Fritzky's employment.. Any amount so loaned to Ms. Fritzky would be interest-free and secured by a second deed of trust on the Property. The loan would be forgiven in a series of four successive equal annual installments.

     In December 2000, the Company agreed to lend to Mr. David W. Pritchard, Senior Vice President, Finance, Chief Financial Officer and Secretary, the principal amount of $100,000 on January 2, 2001. The loan has a maximum term of four years and will become due and payable in one lump sum at the earlier of the end of that term of within 90 days of the termination of Mr. Pritchard's employment. The loan is secured by a second deed of trust on Mr. Pritchard's residence and is interest-bearing. The loan would be forgiven in a series of four successive equal annual installments.

     The highest outstanding balances under the promissory notes delivered by the Company's executive officers and directors during the 2000 fiscal year were as follows: Mr. Casey, $500,000; Mr. Pedersen, $50,000, Mr. Ludvigson, $91,667, and Ms. Fritzky, $100,000. The outstanding balance on each of these promissory notes as of February 28, 2001 was as follows: Mr. Casey, $400,000; Ms. Fritzky, $100,000, Mr. Pedersen, $25,000 and zero in the case of Mr. Ludvigson.

Shared Investment Program

     In June 1997, certain officers of the Company purchased shares of the Company's Common Stock pursuant to the Shared Investment Program under the 1988 Restricted Stock Option Plan by delivering full-recourse promissory notes in payment of the purchase price for those shares. Under the Shared Investment Program, Mr. Pedersen and Dr. Leavitt each purchased 100,000 shares at $6.25 per share. Another executive officer, Ronald P. Lucas, purchased 10,000 shares at $6.25 per share.

     The highest outstanding balance on each of these promissory notes during the 2000 fiscal year was as follows: Dr. Leavitt, $787,741; Mr. Pedersen, $787,741, and Mr. Lucas, $118,161. The outstanding balance on each of the promissory notes as of February 28, 2001 was as follows: Dr. Leavitt, $0, Mr. Pedersen, $0, and Mr. Lucas, $0, respectively. Each note bore interest at 6.69% per annum rate, compounded semi-annually (required under the federal tax laws to avoid the imputation of compensation income) and had a maximum term of 9 years. However, the terms of the note provided that the note would become immediately due and payable if the participant's employment was terminated by the Company for any reason or the participant resigned from employment. Each note was secured by a pledge of the purchased shares with the Company.

     Each of Dr. Leavitt, Messrs. Pedersen and Lucas sold the shares purchased with the note and, pursuant to the Shared Investment Program, retained 100% of the profit because the shares had been held for at least three years.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and beneficial owners of more than 10% of the outstanding Common Stock to file initial reports of ownership and reports of changes in ownership of such Common Stock with the United States Securities and Exchange Commission ("SEC"). Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that during the period from January 1, 2000 to December 31, 2000, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements.

                        STOCK OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of February 28, 2001 by (i) each person known by the Company to be a beneficial owner of five percent or more of the Company's Common Stock, (ii) each director and nominee for election to the Board at the Annual Meeting, (iii) each of the Company's executive officers and a former executive officer named in the Summary Compensation Table set forth herein and (iv) all current directors and executive officers as a group.

                             PRINCIPAL STOCKHOLDERS

                                                                     Number             Percent of Total
Name and Address                                                   of Shares       Shares Outstanding(1)(2)
- ----------------                                                   ---------       ------------------------

Quaker Capital Management Corporation (3).....................      2,178,069               8.351%
     1500 Oliver Building
     Pittsburgh, Pennsylvania 15222-2312
Capital Research and Management Company (4)...................      1,500,000               5.751%
     333 South Hope Street
     Los Angeles, CA 90071
Michael D. Casey (5)..........................................        692,484               2.650%
Richard D. Leavitt, M.D. (5)..................................        265,032               1.020%
Ronald P. Lucas (5)...........................................        170,528                    *
Richard E. Jones, Ph.D. (5)...................................        168,209                    *
J. Stephan Dolezalek (5)......................................         82,800                    *
Marvin E. Jaffe, M.D. (5).....................................         53,000                    *
Bradley G. Lorimier (5).......................................         53,000                    *
Julius L. Pericola (5)........................................         51,668                    *
Stephen B. Howell, M.D. (6)...................................         33,334                    *
Eric K. Brandt (5)............................................         20,000                    *
Harry D. Pedersen (5).........................................         16,058                    *
David G. Ludvigson............................................         14,350                    *
All current directors and executive
officers as a group (14 persons)(7)...........................      1,658,414               6.060%
- ----------------------

* Less than one percent.

(1) Percentage of beneficial ownership is calculated assuming 26,083,219 shares of Common Stock were outstanding on February 28, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days after February 28, 2001, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) This table is based upon information supplied to the Company by executive officers, directors and principal stockholders. The address of each officer and director identified in this table is that of the Company's executive offices, 34700 Campus Drive, Fremont, CA 94555. Unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it or him.

(3) Pursuant to a Schedule 13G dated January 31, 2001 and filed with the SEC, Quaker Capital Management Corporation has reported that as of December 31, 2000, it had sole voting and sole dispositive power over 812,700 shares and shared voting and shared dispositive power over 1,365,369 shares.

(4) Pursuant to a Schedule 13G dated March 22, 2001 and filed with the SEC, Capital Research and Management Company has reported that it has sole dispositive power with respect to 1,500,000 shares and that SMALLCAP World Fund, Inc. has sole voting power over 1,500,000 shares.

(5) The amounts shown include shares which may be acquired currently or within 60 days after February 28, 2001, through the exercise of stock options, as follows: Mr. Casey, 546,400 shares; Dr. Leavitt, 127,015 shares; Mr. Pedersen, no shares; Dr. Jones, 120,465 shares; Mr. Dolezalek, 80,000 shares; Mr. Pericola, 51,668 shares; Mr. Brandt, 20,000 shares; Dr. Jaffe, 53,000 shares; Mr. Lorimier, 53,000 shares, Mr. Lucas, 135,414 shares and Mr. Howell, 23,334.

(6) Includes 23,334 shares which may be acquired currently or within 60 days after February 28, 2001, through the exercise of stock options and 10,000 shares held directly by Dr. Howell which are subject to repurchase by the Company. The right of repurchase lapses ratably over a three-year period from December 21, 1999.

(7)  Includes 1,263,125 shares subject to options.

To the Company's knowledge, each beneficial owner of more than 10% of the Company's capital stock filed all reports and reported all transactions on a timely basis with the SEC, National Association of Securities Dealers, Inc. and the Company.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     If a stockholder wishes to have a stockholder proposal considered at our 2002 Annual Meeting, the stockholder must have given timely notice of the proposal in writing to the our corporate Secretary. To be timely, a stockholder's notice of the proposal must be delivered to or mailed and received at our executive offices not less than 30 days nor more than 60 days prior to the date of our 2002 Annual Meeting. However, if less than 50 days notice (including notice by prior public disclosure) of the 2002 Annual Meeting date is provided to stockholders, notice of a stockholder proposal will be timely if it is received no later than the close of business on the 15th day following the date on which the notice of the 2002 Annual Meeting date was mailed or public disclosure of such date was made.

     Proposals of our stockholders that are intended by a stockholder to be included in our proxy statement and form of proxy for the 2002 Annual Meeting must be received by our corporate Secretary no later than December 7, 2001.

     In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than February 15, 2002.


                                  ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 (the "Annual Report") is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.


                                    FORM 10-K

     A copy of the Company's Form 10-K, as filed with the Securities and Exchange Commission (the "Form 10-K") may be obtained, without charge, by writing to Investor Relations, Matrix Pharmaceutical, Inc., 34700 Campus Drive, Fremont, California 94555.

                                  OTHER MATTERS

         The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                                     THE BOARD OF DIRECTORS

Dated:  April 6, 2001

                           MATRIX PHARMACEUTICAL, INC.
                                      PROXY
                   Annual Meeting of Stockholders, May 8, 2001

                This Proxy is Solicited on Behalf of the Board of
                           Matrix Pharmaceutical, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 8, 2001 and the Proxy Statement and appoints Michael D. Casey and David W. Pritchard, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Matrix Pharmaceutical, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 34700 Campus Drive, Fremont, California 94555 on Tuesday, May 8, 2001 at 10:00 A.M. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

     The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR each of the other proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF each of the other proposals.

     1.     To elect the following directors

                                                                                    TO WITHHOLD AUTHORITY TO
                                                                                   VOTE, MARK "FOR ALL EXCEPT"
                                                 FOR       WITHHOLD    FOR ALL      AND WRITE THE NOMINEE'S
                                                 ALL         ALL       EXCEPT        NAME ON THE LINE BELOW
                                                 ---         ---       ------        ----------------------
                  Eric K. Brandt
                  Michael D. Casey
                  Stephen B. Howell, M.D.
                  Marvin E. Jaffe, M.D.
                  Bradley G. Lorimier
                  Julius L. Pericola

     2.     FOR     AGAINST   ABSTAIN   To approve an amendment to the Company's 1988 Restricted Stock Plan (the "Plan") to increase the maximum  number of shares of Common Stock  authorized  for issuance under the Plan by an additional 1,050,000 shares.

     3.     FOR     AGAINST   ABSTAIN   To approve an amendment to the Company's  1991 Directors  Stock Option Plan (the  "Directors
                                        Plan") to increase  the maximum  number of shares of Common  Stock  authorized  for issuance under the Directors Plan by an additional 200,000 shares.

     4(A).  FOR     AGAINST   ABSTAIN   To approve the amendment of the Company's Amended and Restated  Certificate of Incorporation
                                        (the  "Certificate  of  Incorporation")  to provide for the  classification  of the Board of
                                        Directors into three classes of directors with staggered  terms of office and to require the approval of stockholders  holding at least  two-thirds of the voting power of the Company to remove a director for cause.

     4(B).  FOR     AGAINST   ABSTAIN   To approve the amendment of the Certificate of Incorporation to require that all stockholder action be taken at a stockholders' meeting and to provide that stockholders' meetings may be called by only the Chairman of the Board, the Chief Executive Officer,  the President of the
                                        Company or by at least a majority of the Board of Directors.

     4(C).  FOR     AGAINST   ABSTAIN   To approve the amendment of the Certificate of Incorporation to require a two-thirds vote of the Board of Directors or the approval of  stockholders  holding at least  two-thirds of the voting power of the Company in order to amend or repeal the Bylaws of the Company.

     4(D).  FOR     AGAINST   ABSTAIN   To approve the  amendment of the  Certificate  of  Incorporation  to require the approval of stockholders  holding at least  two-thirds  of the voting  power of the  Company in order to amend or repeal certain provisions of the Certificate of Incorporation.

     5.     FOR     AGAINST   ABSTAIN   To ratify the Board of  Director's  selection of Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2001.

     In accordance with the discretion of the proxyholders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please print the name(s)
appearing on each share certificate(s)
over which you have voting authority: __________________________________________
                                           (Print name(s) on certificate)

Please sign your name: __________________________________      Date: ___________
                             (Authorized Signature(s))

                                                                       EXHIBIT A


Proposal Four (A)

In the event that the stockholders of the Company approve Proposal 4(A): to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office, a new Article VI, Section B is added as follows:

                                   Article VI

     B. Classified Board. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Any director or the entire Board of Directors may be removed, but only for cause, by a vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors.

Proposal Four (B)

In the event that the stockholders of the Company approve Proposal 4(B): to require that all stockholder action be taken at a stockholders' meeting and that special meetings of the stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or the President of the Company or by resolution adopted by a majority of the Board of Directors, a new Article V, Section A is added as follows:

                                    ARTICLE V

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

     A. No Action by Written Consent. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of the corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the President of the corporation or by resolution adopted by the affirmative vote of a majority of the Board of Directors.

Proposal Four (C)

In the event that the stockholders of the Company approve Proposal 4(C): to require a two-thirds vote of the Board of Directors or a two-thirds stockholder vote to adopt, amend or repeal the Bylaws of the Company, a new Article V, Section B is added as follows:

                                    ARTICLE V



     B. Amendment of Bylaws. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation, provided, however, that any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal Bylaws of the corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Restated Certificate of Incorporation the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the corporation.

Proposal Four (D)

In the event that the stockholders of the Company approve Proposal 4(D): to require a two-thirds stockholder vote to amend or repeal certain provisions of the Certificate of Incorporation, a new Article V, Section C is added as follows:

                                    ARTICLE V

     C. Amendment to Charter. Except as otherwise provided in this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article V and Articles VI, IX and X.

                                                                       Exhibit B

                           MATRIX PHARMACEUTICAL, INC.

                             AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of Matrix Pharmaceutical, Inc.'s Audit Committee ("the Committee"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate and at least one member shall have financial management expertise.

Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board and consider the compatibility of non-audit services with the auditor's independence. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

     o The Committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

     o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.